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EXHIBIT 21

                                  SUBSIDIARIES


NAME                                           STATE                   OWNERSHIP PERCENT
Boykin Hotel Properties, L.P. ("BHPLP")        Ohio                    92.1%

Red Lion Inns Operating L.P.                   Delaware                100% (by BHPLP)

BoyStar Ventures, L.P.                         Ohio                    91% (by BHPLP)

Shawan Road Hotel L.P.                         Maryland                91% (by BHPLP)

Boykin San Diego L.L.C                         Ohio                    91% (by BHPLP)

RadBoy Mt. Laurel L.L.C                        Ohio                    100% (by BHPLP)

Boykin Kansas City L.L.C                       Ohio                    80% (by BHPLP)

Boykin/AEW LLC ("BOYAEW")                      Delaware                25% (by BHPLP)

Boykin Chicago, LLC                            Ohio                    75% (by BOYAEW)

Boykin Chicago, LLC                            Ohio                    25% (by BHPLP)

Boykin Holding, LLC                            Delaware                100% (by BHPLP)

BellBoy, Inc.                                  Delaware                100% (by BHPLP)

White Sands Villas Development, LLC            Delaware                100% (by BHPLP)

BeachBoy, LLC                                  Delaware                100% (by BHPLP)

Sanibel View Development, LLC                  Delaware                100% (by BHPLP)

Boykin San Antonio, LLC                        Delaware                100% (by BHPLP)

Boykin Southfield, LLC                         Delaware                100% (by BHPLP)

Boykin Berkeley, LLC                           Delaware                100% (by BHPLP)

Boykin Buffalo, LLC                            Delaware                100% (by BHPLP)

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
Boykin Cleveland, LLC                          Delaware                100% (by BHPLP)

Boykin Crabtree, LLC                           Delaware                100% (by BHPLP)

Boykin Ft. Myers, LLC                          Delaware                100% (by BHPLP)

Boykin Lake Norman I, LLC                      Delaware                100% (by BHPLP)

Boykin Lake Norman II, LLC                     Delaware                100% (by BHPLP)

Boykin Knoxville, LLC                          Delaware                100% (by BHPLP)